Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Nos. 333-158937

and 333-158937-01

*Pxd* $750mm GE Dealer Floorplan 2012-2

BOOKRUNNERS: JPM (str), Citi

SEC Registered

CO-MANAGERS: Lloyds, Mitsubishi, Williams

CLS	$AMT-mm	WAL	M/F	E.FINAL	L.FINAL	Pxg	$
A	$750.000	4.93	Aaa/AAA	04/20/17	04/22/19	1mL+ 75	100.00

* Expected Timing	: Pxd
* Expected Settle	: 05/16/12
* ERISA Eligible	: Yes
* First Payment Date	: 06/20/12
* SEC Registered	: Yes
* Expected Ratings	: Moodys/Fitch
* Min Denominations	: $100k by $1k
* B&D	: JPMorgan

----------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com. Any disclaimer below is not applicable and should be disregarded.